Exhibit 99.1

WASTE CONNECTIONS REPORTS PRELIMINARY FOURTH QUARTER

RESULTS ABOVE EXPECTATIONS

THE WOODLANDS, TX, January 19, 2016 - Waste Connections, Inc. (NYSE: WCN), in conjunction with its announcement today of an agreement to combine with Progressive Waste Solutions Ltd., announced preliminary results for the fourth quarter of 2015.

The Company expects to report the following preliminary results for the fourth quarter:

-	Total revenue of $531.9 million, with combined solid waste price and volume growth of 4.8%;
-	Adjusted EBITDA* of $175.6 million, or 33.0% of revenue; and
-	GAAP EPS of $0.42 and adjusted EPS* of $0.48.

The Company expects to announce its comprehensive financial results for the fourth quarter of 2015 after the close of the stock market on February 8, 2016.

* A non-GAAP financial measure; see accompanying Non-GAAP Reconciliation Schedule

About Waste Connections

Waste Connections, Inc. is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. Through its R360 Environmental Solutions subsidiary, the Company is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than two million residential, commercial, industrial, and exploration and production customers from a network of operations in 32 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to expected operating results. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Factors that could cause actual results to differ from those projected include, but are not limited to, the following:  (1) negative trends or volatility in crude oil prices may adversely affect the level of exploration, development and production activity of E&P companies and the demand for our E&P waste services; (2) our results are vulnerable to economic conditions; (3) our E&P waste business depends on the willingness of E&P companies to outsource their waste services activities; (4) our industry is highly competitive and includes larger and better capitalized companies, companies with lower prices, return expectations or other advantages, and governmental service providers, which could adversely affect our ability to compete and our operating results; (5) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (6)  competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (7) our indebtedness could adversely affect our financial condition and limit our financial flexibility; (8) price increases may not be adequate to offset the impact of increased costs, or may cause us to lose volume; (9) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (10) we have limited experience in running an E&P waste treatment, recovery and disposal business; (11) the seasonal nature of our business and “event-driven” waste projects cause our results to fluctuate; (12) we may lose contracts through competitive bidding, early termination or governmental action; (13) alternatives to landfill disposal may cause our revenues and operating results to decline; (14) increases in labor costs could impact our financial results; (15) increases in the price of diesel or compressed natural gas fuel may adversely affect our collection business and reduce our operating margins; (16) labor union activity could divert management attention and adversely affect our operating results; (17) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate and the accrued pension benefits are not fully funded; (18) our financial results could be adversely affected by impairments of goodwill or indefinite-lived intangibles; (19) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; (20) we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (21) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (22) we rely on computer systems to run our business and disruptions or privacy breaches in these systems could impact our ability to service our customers and adversely affect our financial results, damage our reputation, and expose us to litigation risk; (23) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses, and the success of our acquisitions; (24) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, or that become more adverse to our business than we anticipated at the time of acquisition; (25) extensive and evolving environmental, health and safety laws and regulations may restrict our operations and growth and increase our costs; (26) our E&P waste business could be adversely affected by changes in laws regulating E&P waste; (27) changes in laws or government regulations regarding hydraulic fracturing could increase our customers’ costs of doing business and reduce oil and gas production by our customers, which could adversely impact our business; (28) future changes in laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (29) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (30) our financial results are based upon estimates and assumptions that may differ from actual results; (31) our accruals for our landfill site closure and post-closure costs may be inadequate; (32) we depend significantly on the services of the members of our senior and regional management team, and the departure of any of those persons could cause our operating results to suffer; (33) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (34) liabilities for environmental damage may adversely affect our financial condition, business and earnings; and (35) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

NON-GAAP RECONCILIATION SCHEDULE

(in thousands)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections defines adjusted EBITDA as net income, plus income tax provision, plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments or other operating charges, plus other expense, less other income. The Company further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

Three months ended December 31, 2015
Net income	$52,388
Plus: Income tax provision	33,404
Plus: Interest expense	16,850
Plus: Depreciation and amortization	69,658
Plus: Closure and post-closure accretion	1,058
Plus: Impairments and other operating charges (a)	334
Less: Other income, net	(912)
Adjustments:
Plus: Acquisition-related costs (b)	2,863
Adjusted EBITDA	$175,643

As % of revenues	33.0%

____________________________________________

(a)	Reflects the addback of impairments and other operating charges.
(b)	Reflects the addback of acquisition-related transaction costs.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

Three months ending December 31, 2015
Reported net income attributable to Waste Connections	$52,061
Adjustments:
Amortization of intangibles (a)	7,619
Acquisition-related expenses (b)	2,863
Impairments and other operating charges (c)	334
Tax effect (d)	(4,116)
Adjusted net income attributable to Waste Connections	$58,761

Diluted earnings per common share attributable to Waste Connections’ common stockholders:
Reported net income	$0.42
Adjusted net income	$0.48

____________________________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the elimination of acquisition-related transaction costs.
(c)	Reflects the addback of impairments and other operating charges.
(d)	The aggregate tax effect of the adjustments in footnotes (a) through (c) is calculated based on the applied tax rates for the period.

- 4 -